                                                                                                                                                                               EXHIBIT 99.1

Contact:
David Baggs, Investor Relations
904-359-4812

Garrick Francis, Corporate Communications
877-835-5279

CSX Reports Record Third Quarter Earnings
from Continuing Operations

Third Quarter Highlights:
•	Earnings Per Share from continuing operations up 40 percent
•	Revenues up 18 percent; operating income up 31 percent
•	Operating ratio improves 250 basis points

JACKSONVILLE, Fla., (Oct. 14, 2008) – CSX Corporation [NYSE: CSX] today reported third quarter 2008 earnings from continuing operations of $382 million, or 94 cents per share. This represents a 40 percent increase from the same period last year. In 2007, CSX reported third quarter earnings of $297 million from continuing operations, or 67 cents per share.

“CSX delivered impressive financial results in a challenging economy,” said Michael J. Ward, chairman, president and CEO. “Our resilient business portfolio and disciplined operations continue to generate substantial earnings growth for shareholders.”

Revenue increased 18 percent to nearly $3 billion, with nine of the company’s 10 market segments producing revenue gains despite ongoing softness in the housing and automotive sectors of the economy. Those gains were led by shipments of export coal, grain, ethanol and metals, as well as strong yields and fuel recovery in all markets.

Revenue growth and moderating fuel costs, combined with the company’s continued focus on productivity and cost control, increased operating income by 31 percent to $733 million, despite the impact of recent storms. In addition, the operating ratio improved 250 basis points to 75.2 percent, which represents a third quarter record.

Building on these results and taking into account current economic conditions, CSX is now targeting the low end of its earnings guidance of $3.65 to $3.75 per share. Through 2010, the company continues to target compound annual growth in operating income and EPS of 15 to 20 percent and 20 to 25 percent, respectively, as well as a high-60’s operating ratio by 2010. The company also said it has strong liquidity, access to credit and expects free cash flow of approximately $1 billion in 2008.

“CSX has momentum in our business and confidence in our ability to produce good results, even in periods of economic uncertainty,” said Ward. “In today’s environment, manufacturers and distributors are highly focused on gaining greater efficiency in their supply chains and railroads offer them the best transportation alternative. Combine that with our strong performance in safety, service and productivity, and CSX is well positioned to deliver shareholder value in the near- and long-term.”

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on Oct. 15, 2008 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company’s website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

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Forward-looking statements
This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.